UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Other Events

On August 18, 2015, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Alder BioPharmaceuticals, Inc. (the “Company”), the Board appointed Paul Cleveland to serve as a Class I director of the Company until the Company’s 2018 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board determined that Mr. Cleveland is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and appointed Mr. Cleveland to serve as a member of and Chairman of the Audit Committee of the Board (the “Audit Committee”).

As a non-employee director, Mr. Cleveland is entitled to receive a $40,000 annual retainer for his service on the Board and a $15,000 annual retainer for his service as Chairman of the Audit Committee. In addition, Mr. Cleveland is entitled to receive an option to purchase a total of 12,700 shares of the Company’s common stock, vesting on a three-year annual vesting schedule, provided he continues to serve as a Board member through each such vesting date, provided, further that such option will vest in full upon a change in control of the Company. The 2014 Equity Incentive Plan and the form of option agreement under the 2014 Equity Incentive Plan were filed as Exhibits 10.4 and 10.5, respectively, to our Form S-1 (File No. 333-194672) filed with the Securities and Exchange Commission on April 25, 2014.

Item 7.01	Regulation FD

A copy of the press release issued in connection with Mr. Cleveland’s appointment is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.
Dated: August 21, 2015
	By:	/s/ Randall C. Schatzman
Randall C. Schatzman, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 20, 2015